Exhibit 99.1

        SiriCOMM Partners With Love's to Add 112 Travel Stops to Network


[PR Newswire o 2005-11-03]
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Agreement Fortifies SiriCOMM Wi-Fi Hot Spot Network as Largest in Industry

JOPLIN, Mo., Nov. 3 /PRNewswire-FirstCall/ -- SiriCOMM, Inc. (OTC Bulletin
Board: SIRC), an applications service provider and nationwide broadband wireless network operator serving the highway transportation industry, announced today that it has reached an agreement with Love's Travel Stops & Country Stores. Under terms of the agreement, the two companies will work together to deliver value-based services to the transportation industry. A SiriCOMM Wi-Fi Hot Spot will be installed in each of the Love's Travel Stops locations nationwide and Love's will begin selling InTouch subscriptions to its customers as a SiriCOMM value-added reseller. This new business relationship opens the door for the two companies to provide services to a mutual customer base.

"We carefully evaluated Wi-Fi providers and determined SiriCOMM to be the leader in the highway industry," said Dave Frankenfield, director of facility revenue for Love's. "SiriCOMM was selected because their business model provides real opportunity for Love's to realize additional revenue through value-based services. Selling InTouch accounts at the cash registers is just the start of new services we anticipate in conjunction with this agreement. Love's looks forward to utilizing this powerful technology platform to provide genuine benefits to our customers."

By providing both network access and a robust application host platform, SiriCOMM delivers a more responsive and convenient way for all industry stakeholders to interact with information needed on a regular basis. SiriCOMM Wi-Fi Hot Spots are presently installed in 28 states. Adding Love's to the network solidifies SiriCOMM's position as the largest Wi-Fi provider focused on the highway transportation market and brings SiriCOMM's public access hot spot installations close to 400 locations.

"SiriCOMM is gaining significant traction in the industry. Its unique network offering provides a real value to travel stop operators like Love's," stated Jim Xenos, chief information officer of Love's. "In addition to providing customer services, we plan to use their system to provide redundancy for data communications and transactions at all of our stores. Other solutions evaluated don't provide this level of reliability because they typically use the same data infrastructure as our stores. SiriCOMM has a real technology advantage."

Under terms of the agreement, SiriCOMM will provide an integrated redundancy solution to Love's communication network. Additionally, the two companies plan to create joint marketing collateral for both in-store advertising and industry trade events. SiriCOMM will install services at Love's Travel Stops over the coming months, with InTouch subscription services being immediately available at each travel stop as the locations come online.

About Love's Travel Stops & Country Stores
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Love's is family-owned and headquartered in Oklahoma City, Oklahoma. Love's
Travel Stops & Country Stores was established in 1964 and has since grown to more than 160 Travel Stops & Country Stores.

About SiriCOMM
--------------

SiriCOMM provides nationwide broadband wireless software and network infrastructure solutions for the commercial transportation industry and government market. The Company has a vertically integrated technology platform incorporating both software applications and broadband network infrastructure and access. The vertical-specific, enterprise-grade software solutions are designed to help significantly increase profitability, reduce operating costs, improve productivity and operational efficiencies, enhance safety, and strengthen security for businesses of any size. The Company's unique, commercial-grade private network solution is built for enterprises and integrates multiple technologies to enable a high-speed, open-architecture wireless data network for its software applications and Internet access. The Company believes that its vertical-specific software, network technology, deep industry relationships, and low cost of operations represent significant value to the commercial transportation industry and the government market.

Statements about the future performance of SiriCOMM, economic trends, and other forward-looking statements in this release are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including without limitation, continued acceptance of SiriCOMM's products, increased levels of competition for the company, new products and technological changes, SiriCOMM's dependence on third-party suppliers, and other risks detailed from time to time in SiriCOMM's periodic reports filed with the Securities and Exchange Commission. SiriCOMM provides no assurance regarding the actual outcome of the events contemplated by any forward-looking statements included in this release.